PERSPECTIVE ℠ L-SERIES (09/14)
VARIABLE AND FIXED
ANNUITY APPLICATION (VA610NY 08/11)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
OF NEW YORK

Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET

Broker/Dealer or External Account No. (If applicable)

- **PLEASE PRINT**
- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.
- If Owner is a Trust, Trustee Certification form N5335 or trust documents are required with application.
- ! It is required for Good Order that you provide a physical address.
- Only include mailing address if different from physical address.
- Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number or **Tax I.D. Number**

Sex Male ☐ Female ☐

U.S. Citizen Yes ☐ No ☐

First Name | **Middle Name** | **Last Name**

Non-Natural Owner/Entity Name (If applicable)

Date of Birth (mm/dd/yyyy) / / | **Telephone Number** (including area code) ( ) | **Email Address**

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Mailing Address Line 1 | **Line 2**

City | **State** | **ZIP Code**

Joint Owner

First Name | **Middle Name** | **Last Name**

Social Security Number | **Date of Birth** (mm/dd/yyyy) / / | **Sex** Male ☐ Female ☐ | **U.S. Citizen** Yes ☐ No ☐

Email Address | **Relationship to Owner** | **Telephone Number** (including area code) ( )

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Primary Annuitant

- Complete this section if different from Owner.

☐ Same as Owner   Sex Male ☐ Female ☐   U.S. Citizen Yes ☐ No ☐

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

Joint/Contingent Annuitant

- Complete this section if different from Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ Joint Annuitant OR ☐ Contingent Annuitant   Sex Male ☐ Female ☐   U.S. Citizen Yes ☐ No ☐

☐ Same as Joint Owner

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

- Please use form N3041 for additional beneficiaries.

☐ Primary   Percentage of Death Benefit ____ %   Social Security/Tax I.D. Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Non-Natural Entity Name | Relationship to Owner | Telephone No. (including area code) ( )

Physical Address (No P.O. Boxes) | Apt/Suite # | City | State | ZIP Code

☐ Primary

☐ Contingent   Percentage of Death Benefit ____ %

Individual Name (First, Middle, Last) or Non-Natural Entity Name | Telephone No. (including area code) ( )

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner

Physical Address (No P.O. Boxes) | Apt/Suite # | City | State | ZIP Code

- Make all checks payable to **Jackson National Life Insurance Company of New York®**.

Premium Payment

Select method of payment

☐ Check $ ______ ☐ Wire $ ______

☐ External Transfer $ ______ ☐ Internal Transfer $ ______

- **Jackson National Life Insurance Company of New York**, also referred to as "**Jackson of NY®**" or "**the Company**" will issue Annuity Type per the bold headings.

Annuity Type

IRA:
☐ IRA - Traditional*
☐ Stretch IRA

Roth IRA:
☐ Roth Conversion
☐ Roth IRA*

*Tax Contribution Years and Amounts:
Year: ______ $ ______
Year: ______ $ ______

Non-Qualified Plan:
☐ Deferred Compensation
☐ Non-Tax Qualified

Qualified Plan:
☐ 401(k) Qualified Savings Plan
☐ Cash Balance-Defined Benefit
☐ Cash Balance-Defined Contribution
☐ HR-10 (Keogh) Plan
☐ Money Purchase
☐ Profit Sharing Plan
☐ Roth 401(k)
☐ Target Benefit Plan

TSA Plan:
☐ 403(b) TSA

SEP/IRA (408(k)):
☐ SARSEP
☐ SEP

ORP:
☐ ORP
☐ Texas ORP

Charitable Remainder Trust:
☐ Charitable Remainder Annuity Trust
☐ Charitable Remainder Unitrust

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Statement Regarding Replacement of Existing Policies or Annuity Contracts

Are you replacing an existing life insurance policy or annuity contract?

No ☐ **Yes** ☐ **Jackson of NY pre-assigned Contract number:** ______

If "Yes" please complete the following company information. Please complete all necessary forms as required by New York Regulation 60.

Company name	**Contract number**	**Anticipated amount**
		$
		$
		$

! For transfers, it is required for Good Order that this entire section be completed.

Transfer Information

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." **Jackson of NY will only request the funds if this section is left blank or checked "No."**

Transfer Type	**Client Initiated**	**Company releasing funds**	**Account number**	**Anticipated date of receipt**	**Anticipated transfer amount**
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

/ /

If an Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- **Optional Death Benefit and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Optional Death Benefits

Once selected optional death benefits cannot be changed.

May not be selected in combination with MarketGuard Stretch®.

☐ **Highest Anniversary Value Death Benefit** (Ages 0-79)

Other Optional Benefits

Once selected optional benefits cannot be changed.

GMWB (Guaranteed Minimum Withdrawal Benefits) **(May select only one For Life GMWB or GMWB)**

LifeGuard Freedom Flex

For Life GMWB with Annual Step-Up (Ages 35-80)

Must select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream℠ Level (GAWA%)[1]:**

Bonus%	Income Stream Level
☐ 5%	☐ Level 1
☐ 6%	☐ Level 2
☐ 7%	☐ Level 3
	☐ Level 4

LifeGuard Freedom Flex w/ Joint Option[2,3,4]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

Must select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream Level (GAWA%)[1]:**

Bonus%	Income Stream Level
☐ 5%	☐ Level 1
☐ 6%	☐ Level 2
	☐ Level 3

LifeGuard Freedom 6 Net®

For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[1]: (**Must** select one)

☐ Level 1 ☐ Level 3

☐ Level 2 ☐ Level 4

LifeGuard Freedom 6 Net w/ Joint Option[2,3,4]

Joint For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%)[1]: (**Must** select one)

☐ Level 1 ☐ Level 3

☐ Level 2

☐ **MarketGuard Stretch**[5]
GMWB (Ages 0-80)

☐ **AutoGuard® 5**
5% GMWB with Annual Step-Up (Ages 0-80)

[1] Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
[2] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
[3] For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation required. Please ensure the Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[5] May only be selected on beneficiary Stretches. May not be selected in combination with an Optional Death Benefit.

If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 8.

LONG-TERM SMART

Premium Allocation (PREMIUM ALLOCATIONS CONTINUED ON PAGE 6)

Tell us how you want your annuity premiums invested. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 18.

%	JNL®
	Disciplined Moderate
	Disciplined Moderate Growth
	Disciplined Growth
	Institutional Alt 20
	Institutional Alt 35
	Institutional Alt 50

%	JNL/American Funds®
	Balanced Allocation
	Blue Chip Income and Growth
	Global Bond
	Global Small Capitalization
	Growth Allocation
	Growth-Income
	International
	New World

%	JNL/BlackRock
	Commodity Securities Strategy
	Global Allocation
	Large Cap Select Growth

%	JNL/Brookfield
	Global Infrastructure and MLP

%	JNL/Capital Guardian
	Global Balanced
	Global Diversified Research

%	JNL/DFA
	U.S. Core Equity

%	JNL/Eagle
	SmallCap Equity

%	JNL/Eastspring Investments
	Asia ex-Japan
	China-India

%	JNL/Franklin Templeton
	Founding Strategy
	Global Growth
	Global Multisector Bond
	Income
	International Small Cap Growth
	Mutual Shares
	Small Cap Value

%	JNL/Goldman Sachs
	Core Plus Bond
	Mid Cap Value
	U.S. Equity Flex

%	JNL/Invesco
	Global Real Estate
	International Growth
	Large Cap Growth
	Mid Cap Value
	Small Cap Growth

%	JNL/Ivy
	Asset Strategy

%	JNL/JPMorgan
	International Value
	MidCap Growth
	U.S. Government & Quality Bond

%	JNL/Mellon Capital
	JNL 5
	25
	JNL Optimized 5
	European 30
	Nasdaq® 25
	Pacific Rim 30
	Emerging Markets Index
	S&P® 24
	S&P SMid 60
	Value Line® 30
	S&P 500® Index
	S&P 400 MidCap Index
	Small Cap Index
	International Index
	Bond Index
	Index 5
	10 x 10
	Consumer Brands Sector
	Financial Sector
	Healthcare Sector
	Oil & Gas Sector
	Technology Sector
	Dow Jones U.S. Contrarian Opportunities Index℠

%	JNL/Morgan Stanley
	Mid Cap Growth

%	JNL/Neuberger Berman
	Strategic Income

%	JNL/Oppenheimer
	Global Growth

%	JNL/PIMCO
	Real Return
	Total Return Bond

%	JNL/PPM America
	Floating Rate Income
	High Yield Bond
	Mid Cap Value
	Small Cap Value
	Value Equity

%	JNL/T. Rowe Price
	Established Growth
	Mid-Cap Growth
	Short-Term Bond
	Value

%	JNL/WMC
	Balanced
	Money Market
	Value

%	JNL/S&P
	4
	Competitive Advantage
	Dividend Income & Growth
	Intrinsic Value
	Mid 3
	Total Yield

%	JNL/S&P Managed
	Conservative
	Moderate
	Moderate Growth
	Growth
	Aggressive Growth

Premium Allocation (Cont. from page 5)

- See the **NOTE** for some important terms regarding the Fixed Account Options.

%	Fixed Account Options
	1-Year
	3-Year
	5-Year
	7-Year

NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency:

☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ____/____/____

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson of NY applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31.

DCA (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, you must attach the Systematic Investment Form (NV2375). Must be completed for "Good Order."

Capital Protection Program

☐ Yes - **Please complete Supplemental Application NV4674. Must be completed for "Good Order."**

☐ No - Please complete the Premium Allocation section on Pages 5 and 6.

LONG-TERM SMART

Electronic Delivery Authorization

• Check the boxes next to the types of documents you wish to receive electronically.

I consent to receive electronically:

☐ **ALL DOCUMENTS**

☐ Periodic and immediate confirmation statements

☐ Annual and Semi-Annual reports

☐ Prospectuses and prospectus supplements

☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson National Life Insurance Company of New York®'s (also referred to as Jackson of NY®) website. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is: ______________________.

I (We) will notify Jackson of NY of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

Telephone and Electronic Transfers Authorization

• This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson National Life Insurance Company of New York (Jackson of NY) to accept fund transfers/ allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson of NY's administrative procedures.

Do you consent to these types of transfers? Yes ☐ No ☐ If no election is made, Jackson of NY will default to "No".

Jackson of NY has procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. Such procedures include requesting identifying information and tape-recording telephone communications. Neither Jackson of NY nor its producers or representative who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with a telephone/electronic transfer if acted on in good faith in reliance on this authorization. Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures.

Authorized Callers

• This authorization is not extended to Telephone and Electronic Transfers Authorization.

If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

Notice to Applicant

Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 4.

- A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for the Owners who have as a primary objective taking maximum advantage of the tax deferral that is available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to required minimum distributions imposed by the IRS. Some withdrawals necessary to satisfy required minimum distributions may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of required minimum distributions. Please consult a tax advisor on this and other matters regarding the selection of income options.
- If you make subsequent premium payments, the Guaranteed Withdrawal Balance will increase by the amount of the payments. We will allocate subsequent premium payments in the same way as your Contract's first premium payment unless you tell us otherwise.
- Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. **Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and Guaranteed Withdrawal Balance (GWB).**
- You may not be able to change the Owner, Joint Owner, Annuitants, or spousal Primary Beneficiary, depending on which GMWB you have selected.
- Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-Up, we retain the right to do so in the future.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermined Period.
8. **I (We) understand that allocations to the Fixed Account Option(s) are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.**
9. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis.
10. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the "**Capital Protection Program Supplemental Application.**"
11. **I (We) certify that the Date of Birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded.**
12. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative.

Client Signatures

It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Acknowledgements

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson of NY Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
		/ /

First Name	Middle Name	Last Name

Broker/Dealer Name	Program Options: A ☐ B ☐ C ☐ D ☐

Address (number and street)	City	State	ZIP Code

Email Address	Business Telephone No. (Including area code)	Percentage
	( )	%

* **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

! It is required for Good Order that all Producer/Rep numbers be supplied.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

Producer/Representative Name # 2	Jackson of NY Producer/Representative No.	Percentage
		%

Producer/Representative Name # 3	Jackson of NY Producer/Representative No.	Percentage
		%

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency